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                                                                     Exhibit 4.3


                                 ALLERGAN, INC.

           $641,510,000 Zero Coupon Convertible Senior Notes Due 2022

                          Registration Rights Agreement

                                                              New York, New York
                                                                November 6, 2002

Banc of America Securities LLC
Salomon Smith Barney Inc.
J.P. Morgan Securities Inc.
Banc One Capital Markets, Inc.
c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

         Allergan, Inc., a corporation organized under the laws of Delaware (the "Company"), proposes to issue and sell to certain purchasers (the "Initial Purchasers"), for whom you (the "Initial Purchasers") are acting as representatives, its Zero Coupon Convertible Senior Notes Due 2022 (the "Notes"), upon the terms set forth in the Purchase Agreement between the Company and the Initial Purchasers dated October 31, 2002 (the "Purchase Agreement") relating to the initial placement (the "Initial Placement") of the Notes. The Notes will be convertible into Shares (as defined herein), on the terms and subject to the conditions set forth in the Indenture (as defined herein). To induce the Initial Purchasers to enter into the Purchase Agreement and to satisfy a condition to your obligations thereunder, the Company agrees with you for your benefit and the benefit of the holders from time to time of the Securities (including the Initial Purchasers) (each a "Holder" and, collectively, the "Holders"), as follows:

                  1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

                  "Accreted Value" shall mean, at any date of determination, (1) prior to such time as the Notes are converted to semi-annual cash pay notes, the sum of (x) the initial offering price of each Note and (y) the portion of the excess of the principal amount of each Note over such initial offering price which shall have been amortized by the Company in accordance GAAP through such date, such amount to be so amortized on a daily basis and compounded semi-annually on each November 6 and May 6 at the rate of 1.25% per annum from the issue date through the date of determination computed on the basis of a 360-day year of twelve 30-day months and (2) at or after such time as the Notes are converted to semi-annual cash pay notes, the Restated Principal Amount (as defined in the Indenture).
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                  "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Affiliate" shall have the meaning specified in Rule 405 under the Act and the terms "controlling" and "controlled" shall have meanings correlative thereto.

                  "Applicable Conversion Price" shall mean, as of any date of determination, the applicable Accreted Value per $1,000 principal amount at maturity of Notes as of such date of determination divided by the Conversion Rate in effect as of such date of determination or, if no Notes are then outstanding, the Conversion Rate that would be in effect were Notes then outstanding.

                  "Broker-Dealer" shall mean any broker or dealer registered as such under the Exchange Act.

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

                  "Closing Date" shall mean November 6, 2002.

                  "Commission" shall mean the Securities and Exchange
Commission.

                  "Common Stock" shall mean the common stock of the Company, par value $0.01 per share, as it exists on the date of the Indenture and any other shares of capital stock or other securities of the Company into which such Common Stock may be reclassified or changed, together with any and all other securities which may from time to time be issuable upon conversion of Notes.

                  "Conversion Rate" shall have the meaning specified in the Indenture.

                  "Deferral Period" shall have the meaning specified in Section 3(i) hereof.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Holder" shall have the meaning specified in the preamble hereto.

                  "Indenture" shall mean the Indenture relating to the Securities, dated as of November 6, 2002, between the Company and Wells Fargo Bank, National Association, as trustee, as the same may be amended from time to time in accordance with the terms thereof.

                  "Initial Placement" shall have the meaning specified in the preamble hereto.

                  "Initial Purchaser" shall have the meaning specified in the Purchase Agreement.

                  "Losses" shall have the meaning specified in Section 5(d) hereof.


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                  "Majority Holders" shall mean, on any date, Holders of a
majority of the aggregate principal amount at maturity of Securities registered under a Registration Statement, provided that Holders of Shares issued upon conversion of Notes shall not be deemed Holders of Shares, but shall be deemed Holders of the aggregate principal amount at maturity of the Notes from which such Shares were converted.

                  "NASD Rules" shall mean the Conduct Rules and the By-Laws of the National Association of Securities Dealers, Inc.

                  "Notes" shall have the meaning specified in the preamble hereto.

                  "Notice and Questionnaire" shall mean a written notice delivered to the Company substantially in the form attached as Annex A to the Offering Memorandum.

                  "Notice Holder" shall mean, on any date, any Holder of Registrable Securities that has delivered a Notice and Questionnaire to the Company on or prior to such date.

                  "Offering Memorandum" shall mean the offering memorandum, dated October 31, 2002, relating to the Notes, including any and all exhibits thereto and any information incorporated by reference therein as of such date.

                  "Prospectus" shall mean a prospectus included in the Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Securities covered by the Shelf Registration Statement, and all amendments and supplements thereto, including any and all exhibits thereto and any information incorporated by reference therein.

                  "Purchase Agreement" shall have the meaning specified in the preamble hereto.

                  "Registrable Securities" shall mean Securities other than those that have been (i) registered under the Shelf Registration Statement and disposed of in accordance therewith or (ii) distributed to the public pursuant to Rule 144 under the Act or any successor rule or regulation thereto that may be adopted by the Commission.

                  "Registration Default Damages" shall have the meaning specified in Section 7 hereof.

                  "Securities" shall mean, collectively, the Notes and the Shares.

                  "Shares" means the shares of Common Stock into which the Notes are convertible or that have been issued upon any conversion from Notes into Common Stock.

                  "Shelf Registration Period" shall have the meaning specified in Section 2(c) hereof.


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                  "Shelf Registration Statement" shall mean a "shelf"
registration statement of the Company pursuant to the provisions of Section 2 hereof which covers some or all of the Securities on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Trustee" shall mean the trustee with respect to the Securities under the Indenture.

                  2. Shelf Registration. (a) The Company shall as promptly as practicable (but in no event more than 90 days after the Closing Date) file with the Commission a Shelf Registration Statement providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Registrable Securities, from time to time in accordance with the methods of distribution elected by such Holders, pursuant to Rule 415 under the Act or any similar rule that may be adopted by the Commission.

                  (b) The Company shall use reasonable efforts to cause the Shelf Registration Statement to become or be declared effective under the Act no later than 180 days after the Closing Date.

                  (c) The Company shall use reasonable efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Act, in order to permit the Prospectus forming part thereof to be usable by Holders for a period (the "Shelf Registration Period") from the date the Shelf Registration Statement is declared effective by the Commission until the earlier of (i) the second anniversary thereof or (ii) the date upon which there are no Registrable Securities outstanding. The Company shall be deemed not to have used reasonable efforts to keep the Shelf Registration Statement effective during the Shelf Registration Period if it voluntarily takes any action that would result in Holders of Registrable Securities not being able to offer and sell such Securities at any time during the Shelf Registration Period, unless such action is (x) required by applicable law or otherwise undertaken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, and (y) permitted by Section 3(i) hereof.

                  (d) The Company shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Act; and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

                  (e) Each Holder of Registrable Securities agrees to deliver a Notice and Questionnaire to the Company at least five Business Days prior to any distribution by it of


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Registrable Securities under the Shelf Registration Statement. From and after the date the Shelf Registration Statement is declared effective, the Company shall, as promptly as is practicable after the date a Notice and Questionnaire is delivered, and in any event within ten Business Days after such date, (i) if required by applicable law, file with the Commission a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or an amendment or supplement to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling holder in the Shelf Registration Statement and the related Prospectus and so that such Holder is permitted to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use reasonable efforts to cause such post-effective amendment to be declared effective under the Act as promptly as is practicable; (ii) provide such Holder copies of any documents filed pursuant to Section 2(e)(i) hereof; and (iii) notify such Holder as promptly as practicable after the effectiveness under the Act of any post-effective amendment filed pursuant to Section 2(e)(i) hereof; provided, that if such Notice and Questionnaire is delivered during a Deferral Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and
(iii) above upon expiration of the Deferral Period in accordance with Section 3(i) hereof. Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling holder in the Shelf Registration Statement or related Prospectus; provided, however, that any Holder that becomes a Notice Holder pursuant to the provisions of this Section 2(e) (whether or not such Holder was a Notice Holder at the time the Shelf Registration Statement was declared effective) shall be named as a selling holder in the Shelf Registration Statement or related Prospectus in accordance with the requirements of this
Section 2(e).

                  3. Registration Procedures. The following provisions shall apply in connection with the Shelf Registration Statement.

                  (a)      The Company shall:

                           (i) furnish to each of the Initial Purchasers and to counsel for the Notice Holders, not less than five Business Days prior to the filing thereof with the Commission, a copy of the Shelf Registration Statement and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein (including all documents incorporated by reference therein after the initial filing) and shall use reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as the Initial Purchasers reasonably propose within three Business Days of the delivery of such copies to the Initial Purchasers; and

                           (ii) include information regarding the Notice Holders and the methods of distribution they have elected for their Registrable Securities provided to the Company in Notices and Questionnaires as necessary to permit such distribution by the methods specified therein.

                  (b)      The Company shall ensure that:


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                           (i)      the Shelf Registration Statement and any
                  amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Act; and

                           (ii) the Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (c) The Company shall advise the Initial Purchasers and the Notice Holders by notice in writing (which notice pursuant to clauses
(ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the Company shall have remedied the basis for such suspension):

                           (i) when the Shelf Registration Statement and any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

                           (ii) of any request by the Commission for any amendment or supplement to the Shelf Registration Statement or the Prospectus or for additional information;

                           (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the institution or threatening of any proceeding for that purpose;

                           (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities included therein for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose; and

                           (v) of the happening of any event that requires any change in the Shelf Registration Statement or the Prospectus so that, as of such date, they (A) do not contain any untrue statement of a material fact and (B) do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

                  (d) The Company shall use reasonable efforts to prevent the issuance of any order suspending the effectiveness of the Shelf Registration Statement or the qualification of the Securities therein for sale in any jurisdiction and, if issued, to obtain as soon as possible the withdrawal thereof.

                  (e) The Company shall furnish to each Notice Holder, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including all material incorporated therein by reference, and, if a Notice Holder so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein).


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                  (f)      During the Shelf Registration Period, the Company
shall promptly deliver to each Initial Purchaser, each Notice Holder, and any sales or placement agents or underwriters acting on their behalf, without charge, as many copies of the Prospectus (including the preliminary Prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as any such person may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the foregoing in connection with the offering and sale of the Securities.

                  (g) Prior to any offering of Securities pursuant to the Shelf Registration Statement, the Company shall arrange for the qualification of the Securities for sale under the laws of such jurisdictions as any Notice Holder shall reasonably request and shall maintain such qualification in effect so long as required; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it (A) to service of process in suits, other than those arising out of the Initial Placement or any offering pursuant to the Shelf Registration Statement or (B) to taxation, in any jurisdiction where it is not then so subject.

                  (h) Upon the occurrence of any event contemplated by subsections (c)(ii) through (v) above, the Company shall promptly (or within the time period provided for by Section 3(i) hereof, if applicable) prepare a post-effective amendment to the Shelf Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to Initial Purchasers of the Securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (i) Upon the occurrence or existence of any pending corporate development or any other material event that, in the sole judgment of the Company, makes it appropriate to suspend the availability of the Shelf Registration Statement and the related Prospectus, the Company shall give notice (without notice of the nature or details of such events) to the Notice Holders that the availability of the Shelf Registration is suspended and, upon receipt of any such notice, each Notice Holder agrees not to sell any Registrable Securities pursuant to the Shelf Registration until such Notice Holder's receipt of copies of the supplemented or amended Prospectus provided for in Section 3(i) hereof, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The period during which the availability of the Shelf Registration and any Prospectus is suspended (the "Deferral Period") shall not exceed 120 days in any twelve-month period.

                  (j) Not later than the effective date of the Shelf Registration Statement, the Company shall provide a CUSIP number for the Securities registered under the Shelf Registration Statement and provide the Trustee with printed certificates for such Securities, free of any restrictive legends, in a form eligible for deposit with The Depository Trust Company.

                  (k) The Company shall comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Act as soon as practicable after the effective date


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of the Shelf Registration Statement and in any event no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Shelf Registration Statement.

                  (l) The Company shall cause the Indenture to be qualified under the Trust Indenture Act in a timely manner.

                  (m) The Company may require each Holder of Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Securities as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement. The Company may exclude from the Shelf Registration Statement the Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

                  (n) The Company shall enter into customary agreements and take all other appropriate actions in order to expedite or facilitate the registration or the disposition of the Securities.

                  (o)      The Company shall:

                           (i) make reasonably available for inspection during normal business hours by the Holders of Securities to be registered thereunder, and any attorney, accountant or other agent retained by the Holders all relevant financial and other records and relevant corporate documents of the Company and its subsidiaries as reasonably requested; and

                           (ii) cause the Company's officers, directors, employees, accountants and auditors to make reasonably available for inspection during normal business hours all relevant information reasonably requested by the Holders or any such attorney, accountant or agent in connection with any the Shelf Registration Statement as is customary for similar due diligence examinations.

                  (p) The Company shall use reasonable efforts, if the Securities have been rated prior to the initial sale of such Securities, to confirm such ratings will apply to the Securities covered by the Shelf Registration Statement.

                  (q) In the event that any Broker-Dealer shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the NASD Rules) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall assist such Broker-Dealer in complying with the NASD Rules.

                  (r) The Company shall use reasonable efforts to take all other steps necessary to effect the registration of the Securities covered by the Shelf Registration Statement.


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
                  4. Holder's Obligations: Each Holder agrees, by acquisition of the Registrable Securities, that no Holder of Registrable Securities shall be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to Section 2(e) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Notice Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such distribution, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such Holder or its plan of distribution necessary to make the statements in such Prospectus, in light of the circumstances under which they were made, not misleading.

                  5. Registration Expenses. (a) The Company shall bear all expenses incurred in connection with the performance of its obligations under Sections 2 and 3 hereof, including without limitation:

                  (i)      all registration and filing fees and expenses;

                  (ii) all fees and expenses of compliance with federal securities and state "blue sky" or securities laws;

                  (iii) all expenses of printing (including printing of prospectuses), messenger and delivery services and telephone;

                  (iv) all fees and disbursements of counsel for the Company;

                  (v) all application and filing fees in connection with listing the Shares on a national securities exchange or automated quotation system pursuant to the requirements hereof; and

                  (vi) all fees and disbursements of independent certified public accountants of the Company.

                  (b) The Company shall reimburse the Holders for the reasonable fees and disbursements of not more than one firm or counsel (which shall initially be Cleary, Gottlieb, Steen & Hamilton, but which may be another nationally recognized law firm experienced in securities matters designated by the Majority Holders) to act as counsel for the Holders in connection therewith.

                  6. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Holder of Securities covered by the Shelf Registration Statement, each


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Initial Purchaser and each person who controls any such Holder or Initial
Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary Prospectus or the Prospectus, in the light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the party claiming indemnification specifically for inclusion therein and provided further, that the Company will not be liable in any such case to the extent that a Holder fails to deliver, at or prior to the written confirmation of sale, the most recent Prospectus, as amended or supplemented, if such Prospectus, as amended or supplemented, had been previously furnished by or on behalf of the Company to such Holder and corrected such untrue statement or omission or alleged untrue statement or omission of a material fact and the delivery thereof by such Holder was required by law or any rule or regulation of any applicable stock exchange. This indemnity agreement shall be in addition to any liability that the Company may otherwise have.

                  (b) Each Holder of Securities covered by the Shelf Registration Statement (including each Initial Purchaser that is a Holder, in such capacity) severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Shelf Registration Statement and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each such Holder, against any and all losses, claims, damages or liabilities, joint or several, to which the Company or such control persons may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary Prospectus or the Prospectus, in light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information relating to such Holder furnished to the

Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement shall be acknowledged by each Notice Holder that is not an Initial Purchaser in such Notice Holder's Notice and Questionnaire and shall be in addition to any liability that any such Notice Holder may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this Section 6 or notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided however, that such counsel shall be satisfactory to the indemnified party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties. Notwithstanding the indemnifying party's election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                  (d)      In the event that the indemnity provided in paragraph
(a) or (b) of this Section 6 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending loss, claim, liability, damage or action) (collectively "Losses") to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Shelf Registration Statement which resulted in such Losses; provided, however, that in no event shall any Initial Purchaser be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Security, as set forth in the Offering Memorandum; provided further, that in no event shall the Company be responsible, in the aggregate, for any amount in excess of the total net proceeds from the initial placement pursuant to the Purchase Agreement (before deducting expenses) of the Registrable Securities to which such Losses relate; provided further, that in no event shall any Holder be responsible, in the aggregate, for any amount in excess of the amount by which
(i) the total price at which the Notes purchased by it were resold exceeds (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the Initial Placement (before deducting expenses) as set forth in the Offering Memorandum. Benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions as set forth on the cover page of the Offering Memorandum, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Securities registered under the Act. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls a Holder within the meaning of either the Act or the Exchange Act and each director and officer of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Shelf Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

                  (e) The provisions of this Section 6 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the indemnified persons referred to in this Section 6, and shall survive the sale by a Holder of Securities covered by the Shelf Registration Statement.

                  7. Registration Defaults. (a) If, and only if, any of the following events shall occur (each such event, a "Registration Default"), then the Company shall pay liquidated damages (the "Registration Default Damages") to the Holders of Securities in respect of the Securities as follows:

                           (i) if the Shelf Registration Statement is not filed with the Commission on or prior to the 90th day following the Closing Date, then commencing on the 91st day after the Closing Date, Registration Default Damages shall accrue on the Registrable Securities at a rate of 0.25% per annum for the first 120 days from and including such 91st day and 0.50% per annum thereafter; or

                           (ii) if the Shelf Registration Statement is not declared effective by the Commission on or prior to the 180th day following the Closing Date, then commencing on the 181st day after the Closing Date, Registration Default Damages shall accrue on the Registrable Securities at a rate of 0.25% per annum for the first 120 days from and including such 181st day and 0.50% per annum thereafter; or

                           (iii) if the Shelf Registration Statement has been declared effective but ceases to be effective (other than pursuant to Section 3(i) hereof) at any time during the Shelf Registration Period and the Company fails to cure such Registration Default within five Business Days by a post-effective amendment or a report filed pursuant to the Exchange Act, then commencing on the day the Shelf Registration Statement ceases to be effective, Registration Default Damages shall accrue on the Registrable Securities at a rate of 0.25% per annum for the first 120 days from and including such date on which the Shelf Registration Statement ceases to be effective and 0.50% per annum thereafter; or

                           (iv) if the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 3(i) hereof, then commencing on the day the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period, Registration Default Damages shall accrue on the Registrable Securities at a rate of 0.25% per annum for the first 120 days from and including such date and 0.50% per annum thereafter.

         The Registration Default Damages payable as specified above shall be determined:

         - in respect of any Note that is a Registrable Security, as a percentage of the Accreted Value thereof; and

         - in respect of any Shares into which the Notes have been converted that are Registrable Securities, as a percentage of the then-applicable Applicable Conversion Price;

in either case, calculated on the basis of a 360-day year comprising twelve 30-day months, provided, however, that (1) upon the filing of the Shelf Registration Statement (in the case of paragraph (i) above), (2) upon the effectiveness of the Shelf Registration Statement (in the case of paragraph (ii) above), (3) upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of paragraph (iii) above), or (4) upon the termination of the Deferral Period that caused the limit on the aggregate duration of Deferral Periods in a period set forth in Section 3(i) to be exceeded (in the case of paragraph (iv) above), or (5) the termination of the Shelf Registration Period, Registration Default Damages shall cease to accrue.

                  (b) The Company shall in no event be required to pay Registration Default Damages in respect of more than one Registration Default at any one time. Additionally, in no event will Registration Default Damages accrue at a rate per year in excess of .50%.

                  (c) Any amounts of Registration Default Damages due pursuant to Section 8(a) will be payable in cash semi-annually in arrears on each November 6 and May 6, with the first semi-annual payment due on the first such payment date after which a Registration Default occurs. A Holder will not be entitled to Registration Default Damages as provided in Section 7 hereof, unless such Holder has timely delivered to the Company a duly completed Notice and Questionnaire, together with such other information reasonably requested of such Holder in accordance with this Agreement.

                  8. No Inconsistent Agreements. The Company has not entered into, and agrees not to enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or that otherwise conflicts with the provisions hereof.

                  9. Amendments and Waivers. The provisions of this Agreement may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders of a majority of the aggregate principal amount of the Registrable Securities outstanding (provided that the Holders of Shares issued upon conversion of Notes, which Shares are Registrable Shares, shall not be deemed Holders of Shares, but shall be deemed Holders of the aggregate principal amount at maturity of Notes from which such shares were converted; provided that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective; provided further, that no amendment, qualification, supplement, waiver or consent with respect to Section 8 hereof shall be effective as against any Holder of Registered Securities unless consented to in writing by such Holder; and provided further, that the provisions of this Article 10 may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Initial Purchasers and each Holder.

                  10. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

                  (a) if to a Holder, at the most current address given by such holder to the Company in accordance with the provisions of the Notice and Questionnaire, which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture;

                  (b) if to the Initial Purchasers, initially at the address or addresses set forth in the Purchase Agreement; and

                  (c) if to the Company, initially at its address set forth in the Purchase Agreement.

                  All such notices and communications shall be deemed to be effective upon receipt.

                  The Initial Purchasers or the Company by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

                  11. Remedies. Each Holder, in addition to being entitled to exercise all rights provided to it herein, in the Indenture or in the Purchase Agreement or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

                  12. Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders of Securities, and the indemnified persons referred to in Section 6 hereof. The Company hereby agrees to extend the benefits of this Agreement to any Holder of Securities, and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

                  13. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

                  14. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

                  15. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

                  16. Severability. In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

                  17. Securities Held by the Company, etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Company or its Affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the several Initial Purchasers.

                                             Very truly yours,

                                             Allergan, Inc.


                                             By: /s/ Eric K. Brandt
                                                --------------------------------
                                                Name: Eric K. Brandt
                                                Title: Corporate Vice President
                                                       and Chief Financial
                                                       Officer


The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Banc of America Securities LLC
Salomon Smith Barney Inc.
J.P. Morgan Securities Inc.
Banc One Capital Markets, Inc.


By:  Banc of America Securities LLC

By: /s/ Trevor Ganshaw
   --------------------------------
   Name: Trevor Ganshaw
   Title: Managing Director


By:  Salomon Smith Barney Inc.


By: /s/ G.A. Gilfillan
   --------------------------------
   Name: G.A. Gilfillan
   Title: Managing Director

For themselves and the other several
Initial Purchasers named in Schedule I
to the Purchase Agreement.